Exhibit 99.1

HESS MIDSTREAM PARTNERS LP

HESS MIDSTREAM PARTNERS LP REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2017

Third Quarter Highlights:

•	Net income was $76.5 million. Net cash provided by operating activities was $101.2 million.
•	Adjusted EBITDA[1] was $105.4 million, of which $21.1 million was attributable to Hess Midstream Partners LP.
•	DCF[1] of Hess Midstream Partners LP was $20.9 million resulting in 1.2x DCF coverage of distributions for the period.
•

Increased quarterly cash distribution to $0.3107 per unit, an increase of 3.6% compared with the prior quarter and 15% on an annualized basis, consistent with the targeted long‑term annual distribution growth per unit.

•	Successfully completed the Johnson’s Corner Header System project ahead of schedule and delivering volumes from Hess and third parties into interstate pipelines south of the Missouri River.
•

Compared with the prior‑year quarter, throughput volumes increased 10% for gas gathering, 5% for crude oil gathering, 9% for gas processing and 39% for crude terminaling, driven by strong operating performance of our assets, increased third‑party volumes and completion of the Johnson’s Corner Header System project.

•	Revolver remains undrawn with capacity of $300 million available to fund future growth.

HOUSTON, October 26, 2017—Hess Midstream Partners LP (NYSE: HESM) (“Hess Midstream”) today reported third quarter 2017 net income of $76.5 million compared with net income of $48.4 million in the third quarter of 2016. Earnings attributable to Hess Midstream were $15.0 million, or $0.27 per common unit. Hess Midstream generated Adjusted EBITDA of $21.1 million and DCF of $20.9 million.

“We delivered solid operational and financial results in the third quarter, and continue to further extend our significant infrastructure footprint and capture additional volumes in the Bakken,” stated John Gatling, Chief Operating Officer of Hess Midstream. “We remain focused on executing our strategy and are confident in our ability to consistently deliver 15% annual distribution growth per unit”.

Financial Results

Unless otherwise noted herein, all results included in this release reflect the results of our predecessor for accounting purposes, for periods prior to the closing of our IPO on April 10, 2017, as well as the results of Hess Midstream Partners LP, for the period subsequent to the closing of the IPO. We refer to certain results as

[1]	Adjusted EBITDA and DCF are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

“attributable to Hess Midstream Partners LP,” which excludes the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners LP (“Hess Infrastructure Partners”).

Revenues in the third quarter of 2017 were $146.7 million, including $13.4 million shortfall fees. Revenues are up from $120.3 million in the prior‑year quarter primarily attributable to higher tariff rates, throughput volumes and shortfall fees related to minimum volume commitments, offset by lower pass‑through third‑party rail transportation costs. Total costs and expenses in the third quarter of 2017 were $69.8 million, down from $71.9 million in the prior‑year quarter primarily as a result of lower maintenance and third‑party rail transportation costs. Net income for the third quarter of 2017 was $76.5 million and net cash provided by operating activities was $101.2 million.

Adjusted EBITDA was $105.4 million, of which $21.1 million is attributable to Hess Midstream Partners LP.  DCF of $20.9 million resulted in a 1.2x DCF coverage ratio relative to distributions.

At the end of the third quarter 2017, Hess Midstream’s $300.0 million revolving credit facility remained undrawn and available to fund organic growth projects or acquisitions from Hess Corporation, Hess Infrastructure Partners or third parties.

Operational Highlights

Third quarter 2017 throughput volumes increased 10% for gas gathering, 5% for crude oil gathering, 9% for gas processing and 39% for crude terminaling compared with the third quarter 2016, driven by strong operating performance of our assets, including both the Hawkeye Gas Facility and the Tioga Gas Plant, and additional third‑party volumes contracted with Hess Corporation and delivered to us. Furthermore, in the third quarter of 2017, Hess Midstream successfully completed the Johnson’s Corner Header System project ahead of schedule, which receives crude oil from Hess Corporation and third parties to deliver into interstate pipelines south of the Missouri River.

Capital Expenditures

Gross capital expenditures in the third quarter of 2017 totaled $25.7 million, including $7.2 million of maintenance capital expenditures and $18.5 million of expansion capital expenditures, compared with $84.5 million, including $1.7 million of maintenance capital expenditures and $82.8 million expansion capital expenditures in the prior‑year quarter. The decrease in expansion capital expenditures was primarily attributable to completion of the Hawkeye Gas and Oil Facilities in the first quarter of 2017. Net capital expenditures attributable to Hess Midstream Partners LP in the third quarter of 2017 totaled $5.2 million, including $1.5 million of maintenance capital expenditures and $3.7 million expansion capital expenditures. Under our contribution agreement, Hess Infrastructure Partners reimbursed the full cost of maintenance capital expenditures incurred during the third quarter of 2017.

Quarterly Cash Distributions

On October 24, 2017, the general partner’s board of directors declared a cash distribution of $0.3107 per unit for the third quarter of 2017.

Hess Midstream is targeting long‑term 15% annual distribution growth per unit with at least a 1.1x distribution coverage ratio.

Guidance

Hess Midstream is updating guidance as follows:

	Fourth Quarter	Six Months Ending
	2017	December 31, 2017
	(Unaudited)	(Unaudited)
Financials (millions)
Consolidated Adjusted EBITDA	$106 - 111	$211 - 216
Adjusted EBITDA attributable to Hess Midstream Partners LP	$21 - 22	$42 - 43
DCF of Hess Midstream Partners LP	$21 - 22	$42 - 43
Expansion capital, net	$5 - 7	$9 - 11
Maintenance capital, net(a)	$1 - 2	$2 - 3
(a)	Under our contribution agreement, Hess Infrastructure Partners agreed to bear the full cost we expect to incur for maintenance capital expenditures during the periods presented.

	Six Months Ending December 31, 2017
	Guidance	Minimum Volume Commitments
	(Unaudited)
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	230 - 235	231
Crude oil gathering - bopd	60 -65	90
TGP processing - Mcf of natural gas per day	215 - 220	214
Crude terminals - bopd	72 - 77	69

Investor Webcast

Hess Midstream will review third quarter financial and operating results and other matters on a webcast today at 10:00 a.m. Eastern Standard Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 96738011. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream Partners LP is a fee‑based, growth oriented traditional master limited partnership that was formed to own, operate, develop and acquire a diverse set of midstream assets to provide services to Hess Corporation and third‑party customers. The partnership’s assets are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non‑GAAP measures to facilitate comparisons of past performance and future periods. Hess Midstream has used two non‑GAAP financial measures in this earnings release. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) plus interest expense, income tax expense and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to Hess Midstream Partners LP as Adjusted EBITDA less Adjusted EBITDA attributable to Hess Infrastructure Partners’ retained interests in our join interest assets. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA attributable to Hess Midstream Partners LP less cash paid for interest and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our unitholders. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow from operating activities. Reconciliations of both reported net income attributable to Hess Midstream Partners LP (U.S. GAAP) to Adjusted EBITDA and net cash provided by operating activities (U.S. GAAP) to Distributable Cash Flow, are provided below.

	Actual
	Third Quarter
	(unaudited)
	2017		2016
			Predecessor
(in millions, except ratio and per-unit data)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income (loss):
Net income (loss)	$76.5		$48.4
Plus:
Depreciation expense	28.5		24.7
Interest expense	0.4		-
Adjusted EBITDA	105.4		$73.1
Less: Adjusted EBITDA attributable to noncontrolling interest(a)	84.3
Adjusted EBITDA attributable to Hess Midstream Partners LP	$21.1
Less:
Cash interest paid, net	0.2
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP	$20.9

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net cash provided by (used in) operating activities:

Net cash provided by (used in) operating activities	$101.2
Changes in assets and liabilities	4.1
Amortization of deferred financing costs	(0.2)
Unit based compensation	(0.1)
Interest expense	0.4
Adjusted EBITDA	$105.4
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	84.3
Adjusted EBITDA attributable to Hess Midstream Partners LP	$21.1
Less:
Cash interest paid, net	0.2
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP	$20.9
Distributed cash flow	17.3
Distribution coverage ratio	1.2	x
Distribution per unit	$0.3107
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

(b)	Under our contribution agreement, Hess Infrastructure Partners agreed to bear the full cost we incurred for maintenance capital expenditures during the periods presented.

	Guidance	Guidance
	Fourth Quarter	Six Months Ending
	2017	December 31, 2017
	(Unaudited)	(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income (loss):
Net income (loss)	$77 - 82	$152 - 157
Plus:
Depreciation expense	29	58
Interest expense	-	1
Adjusted EBITDA	106 - 111	211 - 216
Less: Adjusted EBITDA attributable to noncontrolling interest(a)	85 - 89	169 - 173
Adjusted EBITDA attributable to Hess Midstream Partners LP	21 - 22	42 - 43
Less:
Cash interest paid, net(b)	-	-
Maintenance capital expenditures(c)	-	-
Distributable cash flow attributable to Hess Midstream Partners LP	$21 - 22	$42 - 43
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

(b)	Cash interest paid is expected to be less than $1 million.
(c)	Under our contribution agreement, Hess Infrastructure Partners agreed to bear the full cost we expect to incur for maintenance capital expenditures during the periods presented.

Forward‑looking Statements

This press release may include forward‑looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward‑looking statements, which generally are not historical in nature. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in Hess Midstream’s prospectus dated April 4, 2017 and other SEC filings. Hess Midstream undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release.

For Hess Midstream Partners LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Patrick Scanlon

Sard Verbinnen & Co

(212) 687-8080

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

Factors Affecting Comparability

The following tables present revenues, expenses and net income (loss), for the three and nine month periods ended September 30, 2017 and 2016. The unaudited combined financial results of Hess Midstream Partners LP Predecessor, our Predecessor for accounting purposes, are presented for periods prior to the closing of our IPO on April 10, 2017. Differences in revenues and expenses for periods prior to and after the IPO are detailed in the "Factors Affecting the Comparability of Our Financial Results" in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the prospectus dated April 4, 2017.

	Third	Third	Second
	Quarter	Quarter	Quarter
	2017	2016	2017
		Predecessor
Statement of operations
Revenues
Affiliate	$146.7	$120.3	$138.3
Total revenues	146.7	120.3	138.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	39.6	44.9	38.8
Depreciation expense	28.5	24.7	28.5
General and administrative expenses	1.7	2.3	2.4
Total costs and expenses	69.8	71.9	69.7
Income (loss) from operations	76.9	48.4	68.6
Interest expense	0.4	-	0.5
Net income (loss)	$76.5	$48.4	$68.1
Less: Net income (loss) prior to the IPO on April 10, 2017	-		5.1
Less: Net income (loss) attributable to noncontrolling interest subsequent to the IPO on April 10, 2017	61.5		51.6
Net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	15.0		11.4
Less: General partner interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	0.3		0.2
Limited partners' interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$14.7		$11.2
Net income (loss) subsequent to the IPO on April 10, 2017 per limited partner unit (basic and diluted):
Common	$0.27		$0.21
Subordinated	$0.27		$0.21
Weighted average limited partner units outstanding (basic and diluted)
Common	27.3		26.1
Subordinated	27.3		26.1

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Nine Months Ended September 30,
	2017	2016
		Predecessor
Statement of operations
Revenues
Affiliate	$415.3	$358.2
Total revenues	415.3	358.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	117.3	141.8
Depreciation expense	83.8	72.1
General and administrative expenses	5.6	7.6
Total costs and expenses	206.7	221.5
Income (loss) from operations	208.6	136.7
Interest expense	0.9	1.4
Net income (loss)	$207.7	$135.3
Less: Net income (loss) prior to the IPO on April 10, 2017	68.2
Less: Net income (loss) attributable to noncontrolling interest subsequent to the IPO on April 10, 2017	113.1
Net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	26.4
Less: General partner interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	0.5
Limited partners' interest in net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$25.9
Net income (loss) subsequent to the IPO on April 10, 2017 per limited partner unit (basic and diluted):
Common	$0.48
Subordinated	$0.48
Weighted average limited partner units outstanding (basic and diluted)
Common	26.7
Subordinated	26.7

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Third Quarter 2017
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$72.1	$58.5	$16.1	$-	$146.7
Total revenues	72.1	58.5	16.1	-	146.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	16.0	15.3	8.3	-	39.6
Depreciation expense	13.8	10.9	3.8	-	28.5
General and administrative expenses	0.8	0.3	0.2	0.4	1.7
Total costs and expenses	30.6	26.5	12.3	0.4	69.8
Income (loss) from operations	41.5	32.0	3.8	(0.4)	76.9
Interest expense	-	-	-	0.4	0.4
Net income (loss)	41.5	32.0	3.8	(0.8)	76.5
Less: Net income (loss) attributable to noncontrolling interest	33.3	25.3	2.9	-	61.5
Net income (loss) attributable to Hess Midstream Partners LP	$8.2	$6.7	$0.9	$(0.8)	$15.0

	Third Quarter 2016
	Predecessor
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$50.2	$51.1	$19.0	$-	$120.3
Total revenues	50.2	51.1	19.0	-	120.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	16.7	13.5	14.7	-	44.9
Depreciation expense	10.2	11.0	3.5	-	24.7
General and administrative expenses	1.6	0.3	0.4	-	2.3
Total costs and expenses	28.5	24.8	18.6	-	71.9
Income (loss) from operations	21.7	26.3	0.4	-	48.4
Interest expense	-	-	-	-	-
Net income (loss)	$21.7	$26.3	$0.4	$-	$48.4

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Second Quarter 2017
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$66.5	$55.7	$16.1	$-	$138.3
Total revenues	66.5	55.7	16.1	-	138.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	15.1	14.0	9.7	-	38.8
Depreciation expense	13.8	10.9	3.8	-	28.5
General and administrative expenses	0.7	0.4	0.3	1.0	2.4
Total costs and expenses	29.6	25.3	13.8	1.0	69.7
Income (loss) from operations	36.9	30.4	2.3	(1.0)	68.6
Interest expense	-	-	-	0.5	0.5
Net income (loss)	36.9	30.4	2.3	(1.5)	68.1
Less: Net income (loss) prior to the IPO on April 10, 2017	2.2	3.2	(0.3)	-	5.1
Less: Net income (loss) attributable to noncontrolling interest subsequent to the IPO on April 10, 2017	27.7	21.8	2.1	-	51.6
Net income (loss) attributable to Hess Midstream Partners LP subsequent to the IPO on April 10, 2017	$7.0	$5.4	$0.5	$(1.5)	$11.4

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2017	2016	2017
		Predecessor
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	229	208	210
Crude oil gathering - bopd	61	58	65
TGP processing - Mcf of natural gas per day	214	196	196
Crude terminals - bopd	71	51	66
NGL loading - blpd	13	13	12

		Nine Months Ended September 30,
		2017	2016
Throughput volumes (thousands)			Predecessor
Gas gathering - Mcf of natural gas per day		208	204
Crude oil gathering - bopd		63	58
TGP processing - Mcf of natural gas per day		193	191
Crude terminals - bopd		63	59
NGL loading - blpd		12	13